Exhibit 23


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File No. 33-50075 of Kansas Gas and Electric Company on Form S-3.




                                            ARTHUR ANDERSEN LLP
Kansas City, Missouri,
 January 24, 1997
  (February 7, 1997 with
  respect to Note 13 of
  the Notes to Consolidated
  Financial Statements.)